                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 --------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 23, 1998
                                                 -------------

                               GLOBIX CORPORATION
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               (Exact name of registrant as specified in charter)

       Delaware                   1-14168                13-3781263
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(State or other juris-         (Commission            (IRS Employer
diction of Incorporation)      File number)         Identification No.)

 295 Lafayette Street, 3rd Floor, New York, New York      10012
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(Address of principal executive offices)                (Zip Code)

Registrant's telephone number,
   including area code                                (212) 334-8500
                                                      --------------

          (Former Name or Former Address, if Changed Since Last Report)

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Item 5.           Other Events.

                  On July 23, 1998, Globix Corporation (the "Company") entered into a Securities Purchase Agreement with Cybernet Data Systems, Inc., a Delaware corporation ("Cybernet"), pursuant to which the Company purchased for $1,000,000, a 10% Convertible Subordinated Debenture due 2001 (the "Debenture") and a Warrant to Purchase Common Stock (the "Warrant").

         The Debenture is non-interest bearing until July 23, 1999. Beginning on July 23, 1999, the Debenture will bear interest at a rate of 10% per annum, payable semi-annually in advance on July 23 and January 23, in each year until July 23, 2001, when the Debenture is to be redeemed by Cybernet. The Debenture is convertible into 670,000 shares of Cybernet common stock.

         The Warrant entitles the Company to purchase an additional 666,667 shares of Cybernet common stock at an exercise price of $1.50 per share until the Warrant's expiration date of July 23, 1999.

         Item 7.           Financial Statements and Exhibits.
                  (c)      Exhibits.

                           10(a)        10% Convertible Subordinated Debenture
due 2001, made by Cybernet to the Company, dated July 23, 1998.

                           10(b)        Warrant to Purchase Common Stock of
Cybernet, issued to the Company, dated as of July 23, 1998.

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

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    GLOBIX CORPORATION

                                    By /s/ Marc H. Bell
                                       --------------------------------
                                       Marc H. Bell, President
                                         and Chief Executive Officer



Dated: August 17, 1998

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                                  EXHIBIT INDEX


Exhibit
-------
 10(a)            10% Convertible Subordinated Debenture due 2001, made by
                  Cybernet to the Company, dated July 23, 1998.

 10(b)            Warrant to Purchase Common Stock of Cybernet, issued to the
                  Company, dated as of July 23, 1998.


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